Exhibit 99.1

June 7, 2017

Takung Art to Present at Marcum

Microcap Conference

HONG KONG, June 07, 2017 (GLOBE NEWSWIRE) -- Takung Art Co., Ltd. (NYSE:TKAT) (“Takung” or the “Company”), an online trading platform which facilitates art collectors and art-interested investors to gain and trade shared ownerships in Asian and international fine arts, today announced that management will present at the Marcum Microcap Conference to be held at the Grand Hyatt Hotel in New York City on Thursday, June 15, 2017, at 3:30 pm ET.

The presentation will be available after the conference at:http://ir.takungart.com/ircalendar.

About Takung Art Co., Ltd.

Takung Art Co., Ltd. operates a unique, proprietary online trading platform which facilitates art collectors and art-interested investors to gain and trade shared ownerships in Asian and international fine arts. Takung Art is headquartered in Hong Kong and operates primarily in China through 2 wholly-owned subsidiaries in Shanghai and Tianjin. The Company’s online trading platform which converts the ownership of artworks into ownership units, enables the average middle class to invest in fine art as a solid investment alternative to the traditional trading of bonds and securities. For more information, please visit the Company’s website: http://ir.takungart.com/.

Forward-Looking Statements

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.

Mr. Leslie Chow

Phone: +852 31580977

Email: leslie.chow@takungae.com

Source: Takung Art Company